CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective the 8th day of December, 2004 by and between Royce Biomedical Inc. (the "Company"), whose principal place of business is 433 Town Center, Suite 316, Corte Madera, CA 94925 and Essex Property Management Ltd., whose branch office is located at 6925 Angus Drive, Vancouver, BC V6P 5J4 (the "Consultant").

WHEREAS, the Consultant is in the business of providing executive recruitment services; and

WHEREAS, the Company deems it to be in its best interest to retain Consultant to identify, recruit and introduce to the Company two (2) acceptable candidates to serve on the Board of Directors of the Company; and

WHEREAS, the Consultant is ready, willing and able to render such services to Company.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. **Consulting Services**. The Company hereby retains the Consultant as an independent Consultant to the Company and the Consultant hereby accepts and agrees to such retention. The services provided by the Consultant are:

   Identify, recruit and introduce to the Company two (2) acceptable candidates to serve on the Board of Directors of the Company for interview

2. **Independent Contractor**. Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship between the parties to this Agreement. The Company shall not make social security, worker's compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results. Consultant acknowledges that this is not a retained search and that Consultant will only be compensated upon successful introduction of two (2) acceptable candidates.

3. **Time, Place and Manner of Performance**. The Consultant shall be available for advise and counsel to the officers and directors of the Company as such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the

time, place and manner of performance of the service, shall be determined at the sole discretion of the Consultant.

4. **Term of Agreement**. The term of this Agreement shall commence as no later than November 20, 2004 and expires on December 31, 2004, subject to prior termination as hereinafter provided.

5. **Compensation**. In providing the foregoing services, Consultant shall be responsible for all costs incurred. Company shall pay Consultant for its services hereunder by issuing of:

   a. Nine Million (9,000,000) shares of Company's common stock to Consultant as soon as practicable subsequent to the signing of this agreement and completion of services to be provided.

   b. The Company warrants, represents and agrees that the shares were not issued under SEC Form S-8, that the Consultant is not an affiliate of the Company, i.e. one who, through stock ownership, a position as director, officer or employee or by other means, has the power to control, directly or indirectly, the management of the Company.

6. **Company's Representations**. The Company represents that it is in compliance with all applicable Securities and Exchange Commission reporting and accounting requirements and all applicable requirements of the NASD or any stock exchange. The Company further represents that it has not been and is not the subject of any enforcement proceeding or injunction by the Securities and Exchange Commission or any state securities agency.

7. **Termination**.

   (a) Consultant's relationship with the Company hereunder may be terminated for any reason whatsoever, at any time, by either party, upon 30 days written prior notice.

   (b) This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of the Company or Consultant.

   (c) This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within fifteen (15) days of receipt of written notice of such default.

   (d) Consultant and Company shall have the right and discretion to terminate this Agreement should the other party in performing their duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Company.

(e) In the event of any termination hereunder all shares or funds paid to the Consultant through the date of termination shall be fully earned and non-refundable and the parties shall have no further responsibilities to each other.

8. **Work Product.** It is agreed that all information and materials produced for the Company shall be the property of the Consultant, free and clear of all claims thereto by the Company, and the Company shall retain no claim of authorship therein.

9. **Mutual Confidentiality.** The Consultant and Company recognizes and acknowledges that they mutually will have access to certain confidential information of each other and their affiliates that are valuable, special and unique assets and property of the Consultant and Company and such affiliates, individually and respectively. Neither the Consultant nor Company will, during the term of this Agreement, disclose, without the prior written consent or authorization of the other party, any information to any person, for any reason or purpose whatsoever. In this regard, the Consultant and Company agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

10. **Conflict of Interest.** The Consultant shall be free to perform services for other persons. The Consultant will notify the Company of its performance of Consultant services for any other person, which could conflict with its obligations under the Agreement. Upon receiving such notice, the Company may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate, this Agreement within seven (7) business days of receipt of written notice of conflict shall constitute the Company's ongoing consent to the Consultant's outside consulting services.

11. **Disclaimer of Responsibility for Act of the Company.** In no event shall Consultant be required by this Agreement to represent or make management decisions for the Company. Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions, made by the Company or any affiliates or subsidiaries of the Company.

12. **Indemnification.**

(a) The Company shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or

agreement made by the Company herein, or (b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Company (c) a violation of state or federal securities laws.

(b) The Consultant shall protect, defend, indemnify and hold Company and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorney's fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Consultant herein or (b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Consultant (c) a violation of state or federal securities laws.

13. **Notices.** Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail, or by Federal Express or other recognized overnight courier to the principal office of each party.

14. **Waiver of Breach.** Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

15. **Assignment.** This Agreement and the right and obligations of the Consultant hereunder shall not be assignable without the written consent of the Company.

16. **Applicable Law.** It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of the Agreement, the law of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

17. **Severability.** All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

18. **Entire Agreement.** This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between parties.

19. **Waiver and Modification**. Any waiver, alteration, or modification of any of the provisions of the Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

20. **Binding Arbitration.** Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in the State of Nevada.

21. **Counterparts and Facsimile Signature.** This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of the Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITHNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

COMPANY:

Royce Biomedical Inc.

By: [signature] DATE: Dec 8/04

CONSULTANT:

Essex Property Management Ltd.

By: [signature] DATE: 12/8/04

Richard Lundell